UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            July 1, 2010

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2010, Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”) issued a press release announcing that it  received a warning letter from the U.S. Food and Drug Administration (“FDA”).  The warning letter primarily dealt with the marketing of several products that the FDA states require FDA approval and manufacturing practices related to those products. Hi-Tech will respond to the warning letter and intends to meet with the FDA to determine how best to resolve these issues.
Hi-Tech is suspending sales of these products until the issue is resolved. Sales of these products totaled approximately $5 million in fiscal year 2010. Other than the suspended products, Hi-Tech does not anticipate any interruption in supply of its products.

A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Hi-Tech Pharmacal Co., Inc., dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	HI-TECH PHARMACAL CO., INC.

/s/William Peters
	Name:	William Peters
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Description

Exhibit No.
Exhibit 99.1	Hi-Tech Pharmacal Co., Inc. Press Release dated July 1, 2010